EXHIBIT 99.2

Certification of Chief Financial Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Quarterly Report of Immucor, Inc. (the “Company”) on Form 10-Q for the period ended February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven C. Ramsey, Senior Vice President — Finance (Chief Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven C. Ramsey

Steven C. Ramsey

Senior Vice President — Finance (Chief Financial Officer)

April 14, 2003

A signed original of this written statement required by Section 906 has been provided to Immucor, Inc. and will be retained by Immucor, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.